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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Registration Statement No. 33-63005 on Form S-3 of National Bancshares Corporation of our report dated January 29, 1999 on the consolidated balance sheets of National Bancshares Corporation as of December 31, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended; which report is incorporated by reference into this Annual Report on Form 10-K.


                                           /S/CROWE, CHIZEK AND COMPANY LLP
                                           Crowe, Chizek and Company LLP

Columbus, Ohio
March 25, 1999